UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2022
Meta Platforms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35551	20-1665019

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road, Menlo Park, California 94025
(Address of principal executive offices and Zip Code)

(650) 543-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000006 par value	META	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Meta Platforms, Inc. (the "Company"), former Chief Operating Officer Sheryl Sandberg will no longer serve as an employee of the Company after September 30, 2022, but will continue to serve as a member of the Company's Board of Directors (the "Board") and will receive compensation as a non-employee director pursuant to the Company's Director Compensation Policy (the "Director Compensation Policy").

As described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2022, the Company has provided an overall security program for Ms. Sandberg in light of specific threats to her safety as a result of her high-profile role, and the Company also provides personal security services to non-employee members of the Board from time to time under the Director Compensation Policy.

On September 26, 2022, in light of continuing threats to her safety identified by the Company's security professional assessments, and as also recommended by the Compensation, Nominating & Governance Committee of the Board, the Board approved the provision of personal security services to Ms. Sandberg under the Director Compensation Policy, for a period from her transition to a non-employee director role on October 1, 2022 up to June 30, 2023. As part of the security program, the Company will pay for certain costs related to personal security for Ms. Sandberg at her residences and during personal travel, including the costs of security personnel for her protection.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META PLATFORMS, INC.

Date:	September 30, 2022	By:	/s/ Katherine R. Kelly
		Name:	Katherine R. Kelly
		Title:	Vice President, Deputy General Counsel and Secretary